UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2013

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PARKWAY PROPERTIES, INC.
(Exact name of registrant as specified in its charter)
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Maryland	1-11533	74-2123597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400, 390 North Orange Avenue, Orlando, Florida 32801
(Address of Principal Executive Offices, including zip code)

(407) 650-0593
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on September 4, 2013, Parkway Properties, Inc., a Maryland corporation (“Parkway”), Parkway Properties LP, a Delaware limited partnership (“Parkway LP”), PKY Masters, LP, a Delaware limited partnership and a wholly owned subsidiary of Parkway LP, Thomas Properties Group, Inc., a Delaware corporation (“TPGI”), and Thomas Properties Group, L.P., a Maryland limited partnership (“TPG LP”), entered into a definitive Agreement and Plan of Merger, pursuant to which, among other things, TPGI would merge with and into Parkway with Parkway surviving the merger (the “Merger”). The completion of the Merger is subject to customary closing conditions, including the receipt of certain third-party consents. One of those consents is the consent of TPGI’s indirect partner in a joint venture, California State Teachers’ Retirement System (“CalSTRS”), that owns five properties in Austin, Texas (the “Austin JV”).

On December 6, 2013, a subsidiary of TPGI that is a member of the Austin JV (the “TPGI Member”) entered into a letter agreement with CalSTRS, which was agreed and consented to by Parkway, Parkway LP, TPGI, and TPG LP.  The letter agreement provides for the consent of CalSTRS to the mergers and related transactions, including the transfer to Parkway of the management of certain properties that are owned by subsidiaries of the Austin JV, subject to the agreement of the TPGI Member to make certain amendments to the Austin JV’s operating agreement and to the management and leasing agreements for the Austin JV’s properties and certain other conditions. The parties have agreed to amend the Austin JV’s operating agreement to, among other things:

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Change the timing and procedures applicable to sales of the Austin JV’s properties to (i) require unanimous approval of the members for any sale during the first four months after closing of the mergers, (ii) permit the management committee of the Austin JV to initiate sales of a portion of the Austin JV’s properties during the remainder of the first year following the closing of the mergers, subject to providing a right of first offer to the TPGI Member, and (iii) accelerate the date when a non-defaulting member of the joint venture may initiate a forced sale of the Austin JV’s properties from September 17, 2015 to the earlier of the first anniversary of the consummation of the mergers and the date on which a deadlock of the management committee representatives of the Austin JV occurs; and

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Reconstitute the management committee of the Austin JV to consist of five representatives, three of whom will be appointed by CalSTRS and two of whom will be appointed by the TPGI Member, and require only majority approval of the management committee in lieu of unanimous approval for certain actions.

In addition to the amendments to the Austin JV’s operating agreement, CalSTRS and TPG LP, on behalf of themselves and their affiliates, also agreed to enter into a mutual release of all claims and liabilities, known or unknown, that any of them may have related to or arising, prior to the consummation of the mergers, under the operating agreement of another joint venture between the parties or related to such joint venture’s liquidation, or under the Austin JV’s operating agreement or otherwise related to the Austin JV, subject to certain exceptions.

The amendments to the operating agreement and the mutual release will be effective upon the consummation of the mergers.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed Merger, Parkway has filed with the SEC a registration statement on Form S-4 that includes a preliminary joint proxy statement of Parkway and TPGI that also constitutes a prospectus of Parkway. The registration statement was declared effective by the SEC on November 6, 2013. Parkway and TPGI also plan to file other relevant documents with the SEC regarding the proposed transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents filed by Parkway and TPGI with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Parkway with the SEC will be available free of charge on Parkway’s website at www.pky.com or by contacting Parkway Investor Relations at (407) 650-0593. Copies of the documents filed by TPGI with the SEC will be available free of charge on TPGI’s website at www.tpgre.com or by contacting TPGI Investor Relations at (213) 613-1900.

Parkway and TPGI and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. You can find information about Parkway’s executive officers and directors in Parkway’s definitive proxy statement filed with the SEC on April 4, 2013. You can find information about TPGI’s executive officers and directors in TPGI’s definitive proxy statement filed with the SEC on April 30, 2013. Additional information regarding the interests of such potential participants is included in the joint proxy statement/prospectus and may be included in other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Parkway or TPGI using the sources indicated above.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933.

SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    December 9, 2013

PARKWAY PROPERTIES, INC.

By: /s/ Jeremy R. Dorsett
Jeremy R. Dorsett
Executive Vice President and
General Counsel